Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
ZoomInfo Technologies Inc.:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Portland, Oregon
May 11, 2020